                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                CFS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                  35-2042093
  (State or other jurisdiction of         (I.R.S. Employer Identification No.)
   incorporation or organization)


                                 707 RIDGE ROAD
                             MUNSTER, INDIANA 46321
              (Address of Principal Executive Offices and Zip Code)

                    CFS BANCORP, INC. 2003 STOCK OPTION PLAN
                            (Full title of the plan)

                                THOMAS F. PRISBY
                CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                                CFS BANCORP, INC.
                             MUNSTER, INDIANA 46321
                     (Name and address of agent for service)

                                 (219) 836-5500
          (Telephone number, including area code, of agent of service)

                                    COPY TO:

                             Timothy M. Harden, Esq.
                           Michael J. Messaglia, Esq.
                                Krieg DeVault LLP
                         One Indiana Square, Suite 2800
                           Indianapolis, Indiana 46204
                                 (317) 636-4341

                         CALCULATION OF REGISTRATION FEE

                                          Proposed maximum    Proposed maximum
Title of securities      Amount to be      offering price    aggregate offering      Amount of
 to be registered     registered (1)(2)     per share (2)        price (2)        registration fee
 ----------------     -----------------   ----------------   ------------------   ----------------
  Common Stock,
    par value
 $0.01 per share            600,000             $14.05          $8,430,000.00           $681.99

(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the adjustment provisions of the CFS Bancorp, Inc. 2003 Stock Option Plan.

(2) With respect to the shares registered hereby, the offering price per share, the aggregate offering price and the registration fee have been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average high and low sale prices for the Company's Common Stock on May 29, 2003, as quoted on the Nasdaq National Market ($14.05 per share).

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

      The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

      The information required by Part I to be contained in this Item is omitted from this Registration Statement in accordance with the Introductory Note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents previously filed by CFS Bancorp, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and made a part hereof:

      (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

      (b)   All reports filed by the Registrant with the Commission pursuant to
            Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

      (c) The description of the Common Stock of the Company contained in "Description of Capital Stock of the Company" in the Prospectus included in CFS Bancorp, Inc.'s Registration Statement on Form S-1 (File No. 333-48689).

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of common stock offered pursuant to this Registration Statement have been sold or which registers all shares of common stock then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated on deemed to be incorporated by reference herein shall be deemed to be modified or superceded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is


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deemed to be incorporated by reference herein modifies or supercedes such statement. Any such statement so modified for superceded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

      Article 10 of the Registrant's Certificate of Incorporation provides as follows:

      Article 10. Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the corporation shall not be liable for any amounts which may be due to any person in connection with the settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (1) shall not be deemed exclusive of any other right to which any


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person seeking indemnification may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

      Article VI of the Company's Bylaws provides as follows:

      6.1 Indemnification. The corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporations' Certificate of Incorporation.

      6.2 Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation.

      6.3 Other Rights and Remedies. The indemnification and advancement of expenses provide by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation's Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.

      6.4 Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer or employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.

      6.5 Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and on amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


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ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

      See Index to Exhibits.

ITEM 9. UNDERTAKINGS.

(a)   The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) or the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      * * *





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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Munster, State of Indiana, on May 29, 2003.

                                          CFS BANCORP, INC.

                                          By:   /s/ Thomas F. Prisby
                                             ---------------------------
                                             Thomas F. Prisby
                                             Chairman of the Board and
                                             Chief Executive Officer


                                POWER OF ATTORNEY

      Each of the undersigned hereby appoints Thomas F. Prisby, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Commission under the Securities Act any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below as of May 29, 2003.


Name                                                      Title
----                                                      -----

  /s/ Thomas F. Prisby            Chairman of the Board and Chief Executive Officer
------------------------------    (Principal Executive Officer)
Thomas F. Prisby

  /s/ James W. Prisby             Vice Chairman of the Board and President
------------------------------
James W. Prisby

  /s/ John T. Stephens            Executive Vice President and Chief Financial Officer
------------------------------    (Principal Financial Officer and Principal Accounting Officer)
John T. Stephens

  /s/ Sally A. Abbott             Director
------------------------------
Sally A. Abbott

  /s/ Gregory W. Blaine           Director
------------------------------
Gregory W. Blaine

  /s/ Thomas J. Burns             Director
------------------------------
Thomas J. Burns

  /s/ Gene Diamond                Director
------------------------------
Gene Diamond

  /s/ Frank D. Lester             Director
------------------------------
Frank D. Lester

  /s/ Charles R. Webb             Director
------------------------------
Charles R. Webb

                                INDEX TO EXHIBITS

Exhibit Number                        Document
--------------                        --------

      4.1         Articles of Incorporation of the Registrant, filed as Exhibit
                  3.1 to the Registrant's Registration Statement on Form S-1
                  (Registration No. 333-48689), filed on March 31, 1998, and incorporated herein by reference.

      4.2 By-Laws of the Registrant, filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (Registration
                  No. 333-48689), filed on March 31, 1998, and incorporated herein by reference.

      4.3         CFS Bancorp, Inc. 2003 Stock Option Plan.

      5.1         Legal Opinion of Krieg DeVault LLP.

      23.1        Consent of Krieg DeVault LLP (included in opinion filed as
                  Exhibit 5.1 to this Registration Statement).

      23.2        Consent of Ernst & Young LLP.

      24.1        Power of Attorney (included on the signature page hereto).